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                                                                    Exhibit 10.1

                       BIG LOTS, INC. AMENDED AND RESTATED
                      DIRECTOR STOCK OPTION PLAN AGREEMENT

         BIG LOTS, INC., an Ohio corporation (the "Company"), for valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, hereby grants to ___________ (the "Optionee") pursuant to the Big Lots, Inc. Amended and Restated Director Stock Option Plan (f/k/a Consolidated Stores Corporation Amended and Restated Director Stock Option Plan) (the "Plan") the right to purchase (the "Option"), at the option of the Optionee, an aggregate of _________ shares of Common Stock, par value $.01 per share, of the Company upon the following terms and conditions:

1.       OPTION PRICE

         The Option Price for each share of Common Stock subject to the Option granted hereunder shall be $_______ subject to adjustment as provided in Section 4 below.

2.       EXERCISE OF OPTIONS

         A. Vesting Dates and Exercise Periods. Subject to the provisions of the Plan, the Option shall become exercisable ("Vested") over a three year period, on each annual anniversary (the "Vesting Date") of the Grant Date. Twenty percent (20%) of the Option shall become exercisable upon the first Vesting Date, and forty percent (40%) of the Option shall become exercisable upon each of the second and third Vesting Dates, respectively. The Option, or the designated portions thereof, will become exercisable on each of the Vesting Dates so long as the individual continues as a director of the Company from the Grant Date through and including the respective Vesting Date. The Option, or the Vested portions thereof, may be exercised only to the extent the Option is Vested, and only so long as the individual continues as a director of the company from the Grant Date through and including the respective time of exercise, except as otherwise provided in this Section 2.

                  A participant may exercise the Option for all or any portion of the underlying Common Stock for which the Option has Vested during any "Exercise Period", which shall consist of the period commencing forty-eight (48) hours following the Company's quarterly public announcement of financial results and ending at the close of business on the ninth (9th) day of the second month of the fiscal quarter; provided, however, that such exercise shall be subject to all policies of the Company concerning transactions involving the Common Stock, or other securities of the Company, as are then in effect. In the event that any exercise of an Option hereunder would be, in the opinion of counsel for the Company, inconsistent with applicable law, regulations, or rules of any stock exchange upon which the Common Stock or other securities of the company are listed, then such exercise shall be governed by Section 14 of the Plan.

                  In case the service as a director of any participant to whom an Option shall have been granted shall be terminated for any reason other than his death or permanent and total disability within the meaning of Section 422 of the Internal Revenue Code, as amended from time-to-time (the "Code"), such Option may be exercised by him only during the next ensuing Exercise Period following the date of such termination (but not later than the end of the fixed term of the Option) and only for the number of shares of Common Stock for which the Option could have been exercised at the time (s)he ceased to be a director.

                  If a participant to whom an Option shall have been granted shall die or become permanently and totally disabled within the meaning of Section 422 of the Code while serving as a director of the Company, such Option may be exercised by him or her, or his or her personal representative, only during an Exercise Period and within one year after the date of his or her death or permanent and total disability (but not later than the end of the fixed term of the Option) and only for the number of shares of Common Stock for which the Option could have been exercised at the time the participant died or became permanently and totally disabled.

                  In no event may an Option be exercised after the expiration of its fixed term.

         B. Method of Exercise. The Optionee may exercise this Option in whole or in part, by delivering to the Company a written notice which shall:

                           (i) state the election to exercise all or part of the Option granted hereunder, identify the Option being exercised, the number of shares of Common Stock with respect to which such Option is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered,
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                           and such person's address and social security number
                           (or if more than one, the names, addresses, and social security numbers of such persons);

                           (ii) be signed by the Optionee or person or persons entitled to exercise such Option, and, if the Option is being exercised by any person or persons other than the Optionee, the notice shall be accompanied by proof, satisfactory to the Company and its counsel of the rights of such person or persons to exercise such Option; and

                           (iii) be delivered in person or by certified mail to the Company at the office of its subsidiary, Big Lots Stores, Inc., 300 Phillipi Road, Columbus, Ohio 43228, Attention: General Counsel.

         C. Payment. Payment of the purchase price may be made in cash or in shares of the Common Stock of the Company valued as determined by the Company's Compensation Committee (the "Committee"), in accordance with Sections 6 and 10 of the Plan.

         D. Restriction on Exercise. The exercise of the Option by Optionee shall be subject to and in compliance with all applicable Federal and State laws and regulations (including, without limitation, compliance with applicable income tax withholding and reporting requirements), and with the rules of all stock exchanges on which the Common Stock of the Company may be listed. The Option granted hereunder may not be exercised and no shares of Common Stock will be issued and delivered if the issuance of the shares upon exercise would constitute a violation of any applicable Federal or State securities or other law or regulation, or any stock exchange rule.

                  As a condition of the Optionee's exercise of the Option granted hereunder, the Optionee or such person exercising the Option may be required by the Company to make any representation and warranty to the Company as may be required by any applicable law, regulation or stock exchange rule. This Option is granted under and pursuant to, and is subject to all of the terms and conditions of, the Plan. Any exercise by Optionee which does not conform to the requirements of any such applicable law, regulation or stock exchange rule, or of the Plan shall be void and of no effect.

3.       NON-TRANSFERABILITY OF OPTION

         This Option is non-transferable and non-assignable (otherwise than by will or the laws of descent and distribution) and may be exercised, during the Optionee's lifetime, only by the Optionee (or in the case of permanent and total disability of the Optionee, by his personal representative) and, after the Optionee's death, only by the executor or administrator of the estate of the Optionee.

4.       MERGER, REORGANIZATION, ETC.

         In the event of any change in the number or kind of outstanding shares of stock of the Company ("Company Stock") by reason of a stock dividend, recapitalization, merger, reorganization, consolidation, stock split-up, stock consolidation, or any other such change in shares of the Company Stock, then, in each such event, the Company, by action of the Committee, shall be empowered to make such adjustment, if any, in the number and kind of shares subject to this Option and in the price per share to be paid upon such subsequent exercise of this Option as it shall deem appropriate for the protection of the Company and of the Optionee.

5.       VOTING RIGHTS

         The Option granted hereunder shall not entitle the Optionee to any voting rights or other rights as a stockholder of the Company.

6.       GRANT DATE AND EXPIRATION DATE

         The Option granted hereunder is granted as of ________, ____. Unless the Option granted hereunder expires or is terminated for reasons otherwise provided herein, this Option shall be exercisable, subject to and in accordance with the limitations and requirements of this Agreement and the Plan, through ________, ____, but not thereafter.

7.       NO RIGHT TO CONTINUE AS DIRECTOR

         This Agreement shall not confer upon Optionee any right to continue as a director of the Company, or of any parent or subsidiary corporation of the Company, or in any way affect the right and power of the Company, by vote of its stockholders or otherwise, to terminate the service of Optionee as a director of the Company, at any time and without assigning reason therefore, to the same extent as the Company might have done if the Option had not been granted or if this Agreement had not been executed.

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8.       APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

9.       BINDING EFFECT

         This Agreement shall be binding upon the heirs, administrators, executors, personal representatives, successors and assigns of the Optionee.

10.      SUBORDINATION

         This Agreement is made pursuant and subject to the provisions of the Plan. To the extent that any terms of this Agreement are different from or are inconsistent or in conflict with the provisions of the Plan, the provisions of the Plan shall govern.

BIG LOTS, INC.                              ATTEST:


By:
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         Optionee acknowledges receipt of a copy of the Plan, and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

Dated as of                               By:
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